PTC Announces Q2 Results;
Provides Q3 and Updated FY’14 Outlook

NEEDHAM, Mass. -- PTC (Nasdaq: PTC) today reported results for its second fiscal quarter ended March 29, 2014.

Highlights

•	Q2 Results:
o	Revenue of $329 million, up 4% over Q2’13 non-GAAP revenue and up 5% on a constant currency basis
o	Non-GAAP EPS of $0.48, up 17% year over year and up 18% on a constant currency basis
o	Non-GAAP operating margin of 24.4%, up 440 basis points year over year on both a reported and constant currency basis
o	GAAP operating margin of 15.6% and GAAP EPS of $0.36
o	Q2 revenue contribution from acquired businesses Enigma (acquired on July 11, 2013), NetIDEAS (acquired on September 5, 2013), and ThingWorx (acquired on December 30, 2013) was $4 million

•	Q3 Guidance:
o	Revenue of $325 to $340 million and non-GAAP EPS of $0.48 to $0.52
o	License revenue of $80 to $95 million
o	GAAP EPS of $0.31 to $0.35
o	Assumes $1.38 USD / EURO and 103 YEN / USD

•	FY’14 Guidance (Revenue increase of $5 million and EPS increase of $0.02):
o	Revenue of $1,335 to $1,350 million and non-GAAP EPS of $2.05 to $2.15
o	License revenue of $355 to $370 million
o	Non-GAAP operating margin of approximately 25%
o	GAAP EPS of $1.40 to $1.50 and GAAP operating margin of approximately 18%
o	Assumes $1.38 USD / EURO and 103 YEN / USD

The Q2 non-GAAP results exclude $12.6 million of stock-based compensation expense, $12.4 million of acquisition-related intangible asset amortization, and $3.9 million of acquisition-related expense. The Q2 non-GAAP EPS results include a tax rate of 25% and 121 million diluted shares outstanding.

Results Commentary
James Heppelmann, president and chief executive officer, commented, “PTC delivered solid operating results, with Q2 revenue and non-GAAP EPS at the high end of our guidance range. License revenue of $85 million increased 8% year over year on a constant currency basis. From a geographic perspective, we saw strength in the Americas and Europe, with 14% and 6% year-over-year constant currency revenue growth, respectively, partially offset by revenue declines in Japan and the Pac Rim, down 10% and 6% on a constant currency basis, respectively.” Reported revenue in the Americas and Europe was up 13% and 8%, respectively, and down 21% and 7% in Japan and the Pacific Rim, respectively.

Heppelmann added, “We saw revenue growth across our solution areas, led by our extended PLM and SLM businesses. Extended PLM license revenue grew 12% year over year on a constant currency. Our SLM license revenue (which includes Enigma and ThingWorx revenue) increased 11% year over year on a constant currency basis. We experienced continued recovery in our CAD business, with license revenue up 3% year over year on a constant currency basis.” On a reported basis license revenue was up 12% year over year in our extended PLM business, 11% year over year in our SLM business, and 2% year over year in our CAD business.

Heppelmann continued, “We had 35 large deals (recognized license + services revenue of more than $1 million) in Q2’14, up from 24 in Q2’13. We had three mega deals (transactions resulting in recognized license revenue of over $5 million in the quarter) in Q2’14, two in the Americas and one in Europe, compared to one mega deal in Q2’13 in Japan. The mix of large deal revenue in Q2’14 was skewed somewhat more heavily toward license. During the quarter we recognized revenue from leading organizations such as Caleffi, Daktronics, Diebold, Gildan Activewear, Kuhn, NASA, Nissan, and TRW.”

Jeff Glidden, chief financial officer, commented, “From a profitability standpoint, we delivered $0.48 non-GAAP EPS, at the high end of our guidance range, driven by a good mix of revenue, improved services margins, and solid cost control. We achieved a 24.4% non-GAAP operating margin, Q2 GAAP EPS of $0.36 and GAAP operating margin of 15.6%. We generated $111 million in operating cash flow and used $112 million for the acquisition of ThingWorx, $40 million for stock repurchases, $50 million to partially repay outstanding amounts under our credit facility, and $5 million for capital expenditures, resulting in an ending cash balance of $270 million.”

Outlook Commentary
“While we remain mindful of the uncertain macroeconomic environment, particularly in Asia, we are encouraged by a strengthening pipeline, particularly in the Americas and Europe. When combined with our expanding solutions portfolio, and opportunity to address key customer challenges in the Internet of Things space through our ThingWorx business, we see an exciting growth opportunity for PTC in the future. We also remain committed to expanding non-GAAP operating margin toward our FY’17 target range of 28% to 30%,” said Heppelmann.

Glidden added, “For Q3’14, we are providing guidance of $325 to $340 million in revenue with $80 to $95 million in license revenue, approximately $75 million in services revenue and approximately $170 million in support revenue. We are targeting Q3 non-GAAP EPS of $0.48 to $0.52 and GAAP EPS of $0.31 to $0.35.”

The Q3 guidance assumes $1.38 USD / EURO and 103 YEN / USD, a non-GAAP tax rate of 25%, a GAAP tax rate of 25% and 121 million diluted shares outstanding. The Q3 non-GAAP guidance excludes $13 million of stock-based compensation expense, $12 million of intangible asset amortization expense, $1 million of acquisition-related expense, their related income tax effects, as well as any additional discrete tax items or restructuring costs.

Glidden continued, “Given our H1 performance and outlook for H2, we are now targeting FY’14 revenue of $1,335 to $1,350 million, up from our prior guidance of $1,330 to $1,345 million, with license revenue of $355 to $370 million, services revenue of approximately $300 million and support revenue of approximately $680 million, up from our prior guidance of approximately $675 million. We are targeting non-GAAP EPS of $2.05 to $2.15 and GAAP EPS of $1.40 to $1.50,

up from our prior guidance of $2.03 to $2.13 non-GAAP EPS and $1.38 to $1.48 GAAP EPS, respectively.”

The FY’14 targets assume $1.38 USD / EURO and 103 YEN / USD, a non-GAAP tax rate of 25%, a GAAP tax rate of 23% and 121 million diluted shares outstanding. The FY’14 non-GAAP guidance excludes $52 million of stock-based compensation expense, $50 million of intangible asset amortization expense, $1 million of restructuring charges, $7 million of acquisition-related charges and their related income tax effects, as well as any additional discrete tax items or restructuring costs.

Q2 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website. The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q2 FY’14 Conference Call and Webcast

When:	Thursday, April 24, 2014 at 8:30am (ET)

Dial-in:	1-800-857-5592 or 1-773-799-3757 Call Leader: James Heppelmann Passcode: PTC

Webcast:	www.ptc.com/for/investors.htm

Replay:
The audio replay of this event will be archived for public replay until 4:00 pm (CT) on May 4, 2014.
Dial-in: 800-296-6945 Passcode: 3579
To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue, operating expenses, margin and EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue of Servigistics, Inc., stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses and gains, and the related tax effects of the preceding items and discrete tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results. PTC also provides results on a constant currency basis to provide a year-over-year view of our results excluding the effect of currency translation. Our constant currency disclosures are calculated by multiplying the actual results for the second quarter of 2014 by the exchange rates in effect for the comparable period in 2013.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2014 and other future financial and growth expectations and anticipated tax rates, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the macroeconomic climate may not improve or may deteriorate, the possibility that customers may not purchase or adopt our solutions when or at the rates we expect and that our pipeline deals may not convert as we expect, the possibility foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license, services or support growth rates that we expect, which could result in a different mix of revenue between license, service and support and could impact our EPS results, the possibility that we may be unable to improve services margins as we expect, the possibility that we may be unable to improve sales productivity as we expect, the possibility that our businesses, including the ThingWorx business, may not expand and/or generate the revenue we expect, the possibility that resource constraints and personnel reductions could adversely affect our revenue, the possibility that remedial actions relating to our previously announced investigation in China will have a material impact on our operations in China and that fines and penalties may be assessed against us in connection with this matter. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, the PTC logo, ThingWorx, and all other PTC product names and logos are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC
PTC (Nasdaq: PTC) enables manufacturers to achieve sustained product and service advantage. PTC’s technology solutions help customers transform the way they create, operate and service products for a smart, connected, world. Founded in 1985, PTC employs approximately 6,000 professionals serving more than 28,000 businesses in rapidly-evolving, globally distributed manufacturing industries worldwide. Get more information at www.ptc.com.

Contact:
PTC Investor Relations
James Hillier, 781-370-6359
jhillier@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

Revenue:
License	$85,218	$79,690	$164,411	$158,875
Service	77,164	73,084	152,755	149,844
Support	166,318	161,175	336,459	324,981
Total revenue	328,700	313,949	653,625	633,700

Cost of revenue:
Cost of license revenue (1)	7,972	8,291	15,517	16,303
Cost of service revenue (1)	64,261	64,550	129,756	133,142
Cost of support revenue (1)	21,564	20,429	41,480	40,897
Total cost of revenue	93,797	93,270	186,753	190,342

Gross margin	234,903	220,679	466,872	443,358

Operating expenses:
Sales and marketing (1)	85,934	88,059	170,172	181,608
Research and development (1)	55,631	55,528	108,704	112,957
General and administrative (1)	34,140	33,398	65,071	69,215
Amortization of acquired intangible assets	7,985	6,640	15,774	13,263
Restructuring charges	-	15,810	1,067	31,212
Total operating expenses	183,690	199,435	360,788	408,255

Operating income	51,213	21,244	106,084	35,103
Other expense, net	(2,692)	(1,867)	(4,446)	(3,672)
Income before income taxes	48,521	19,377	101,638	31,431
Provision (benefit) for income taxes	4,765	2,340	18,225	(21,417)
Net income	$43,756	$17,037	$83,413	$52,848

Earnings per share:
Basic	$0.37	$0.14	$0.70	$0.44
Weighted average shares outstanding	118,978	119,518	118,973	119,722

Diluted	$0.36	$0.14	$0.69	$0.44
Weighted average shares outstanding	120,698	121,071	120,916	121,438

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013
Cost of license revenue	$5	$8	$9	$13
Cost of service revenue	1,426	1,420	3,024	3,032
Cost of support revenue	889	835	1,813	1,661
Sales and marketing	3,019	2,835	5,518	5,293
Research and development	2,147	1,824	4,836	4,336
General and administrative	5,080	4,888	10,130	9,368
Total stock-based compensation	$12,566	$11,810	$25,330	$23,703

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

GAAP revenue	$328,700	$313,949	$653,625	$633,700
Fair value of acquired company's
deferred support revenue	-	660	-	2,214
Non-GAAP revenue	$328,700	$314,609	$653,625	$635,914

GAAP gross margin	$234,903	$220,679	$466,872	$443,358
Fair value of acquired company's
deferred support revenue	-	660	-	2,214
Stock-based compensation	2,320	2,263	4,846	4,706
Amortization of acquired intangible assets
included in cost of license revenue	4,316	4,628	8,721	9,267
Amortization of acquired intangible assets
included in cost of service revenue	91	-	183	-
Non-GAAP gross margin	$241,630	$228,230	$480,622	$459,545

GAAP operating income	$51,213	$21,244	$106,084	$35,103
Fair value of acquired company's
deferred support revenue	-	660	-	2,214
Stock-based compensation	12,566	11,810	25,330	23,703
Amortization of acquired intangible assets
included in cost of license revenue	4,316	4,628	8,721	9,267
Amortization of acquired intangible assets
included in cost of service revenue	91	-	183	-
Amortization of acquired intangible assets	7,985	6,640	15,774	13,263
Acquisition-related charges included in
general and administrative expenses	3,935	2,110	5,240	6,709
Restructuring charges	-	15,810	1,067	31,212
Non-GAAP operating income (2)	$80,106	$62,902	$162,399	$121,471

GAAP net income	$43,756	$17,037	$83,413	$52,848
Fair value of acquired company's
deferred support revenue	-	660	-	2,214
Stock-based compensation	12,566	11,810	25,330	23,703
Amortization of acquired intangible assets
included in cost of license revenue	4,316	4,628	8,721	9,267
Amortization of acquired intangible assets
included in cost of service revenue	91	-	183	-
Amortization of acquired intangible assets	7,985	6,640	15,774	13,263
Acquisition-related charges included in
general and administrative expenses	3,935	2,110	5,240	6,709
Restructuring charges	-	15,810	1,067	31,212
Income tax adjustments (3)	(14,954)	(9,141)	(21,813)	(45,541)
Non-GAAP net income	$57,695	$49,554	$117,915	$93,675

GAAP diluted earnings per share	$0.36	$0.14	$0.69	$0.44
Fair value of acquired deferred support revenue	-	0.01	-	0.02
Stock-based compensation	0.10	0.10	0.21	0.20
Amortization of acquired intangibles	0.10	0.09	0.20	0.19
Acquisition-related charges	0.03	0.02	0.04	0.06
Restructuring charges	-	0.13	0.01	0.26
Income tax adjustments	(0.12)	(0.08)	(0.18)	(0.38)
Non-GAAP diluted earnings per share	$0.48	$0.41	$0.98	$0.77

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013
GAAP operating margin	15.6%	6.8%	16.2%	5.5%
Fair value of acquired deferred support revenue	0.0%	0.2%	0.0%	0.3%
Stock-based compensation	3.8%	3.8%	3.9%	3.7%
Amortization of acquired intangibles	3.8%	3.6%	3.8%	3.6%
Acquisition-related charges	1.2%	0.7%	0.8%	1.1%
Restructuring charges	0.0%	5.0%	0.2%	4.9%
Non-GAAP operating margin	24.4%	20.0%	24.8%	19.1%

(3)
Income tax adjustments for the three and six months ended March 29, 2014 and March 30, 2013 reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, and also include any identified tax items. In Q4'12, a valuation allowance was established against our U.S. net deferred tax assets. As the U.S. is profitable on a non-GAAP basis, the 2014 and 2013 non-GAAP tax provision is being calculated assuming there is no U.S. valuation allowance. The following identified tax items have been excluded from the non-GAAP tax results. Q2'14 includes a non-cash tax benefit of $8.9 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisition of ThingWorx. Q2'13 includes tax benefits of $3.2 million relating to final resolution of long-standing tax litigation and completion of an international jurisdiction tax audit. Q1'13 also includes a non-cash tax benefit of $32.6 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisition of Servigistics.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 29,	September 30,
	2014	2013

ASSETS

Cash and cash equivalents	$270,470	$241,913
Accounts receivable, net	221,288	229,106
Property and equipment, net	60,632	64,652
Goodwill and acquired intangible assets, net	1,149,225	1,042,216
Other assets	257,511	251,019

Total assets	$1,959,126	$1,828,906

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$365,582	$336,913
Borrowings under credit facility	318,125	258,125
Other liabilities	292,998	307,388
Stockholders' equity	982,421	926,480

Total liabilities and stockholders' equity	$1,959,126	$1,828,906

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	March 29,	March 30,	March 29,	March 30,
	2014	2013	2014	2013

Cash flows from operating activities:
Net income	$43,756	$17,037	$83,413	$52,848
Stock-based compensation	12,566	11,810	25,330	23,703
Depreciation and amortization	19,173	19,387	38,273	38,864
Accounts receivable	(2,536)	6,047	16,737	22,185
Accounts payable and accruals	5,231	3,216	(37,631)	(24,742)
Deferred revenue	40,510	34,377	29,683	30,843
Income taxes	(1,514)	(6,774)	5,879	(40,553)
Excess tax benefits from stock-based awards	(1,290)	(111)	(8,092)	(139)
Other	(5,174)	(2,193)	(6,628)	(6,577)
Net cash provided by operating activities (4)	110,722	82,796	146,964	96,432

Capital expenditures	(4,568)	(5,033)	(10,342)	(12,426)
Acquisitions of businesses, net of cash acquired (5)	(111,519)	-	(111,519)	(222,423)
Proceeds (payments) on debt, net	(50,000)	(60,000)	60,000	(61,875)
Proceeds from issuance of common stock	365	2,229	716	2,874
Payments of withholding taxes in connection with
vesting of stock-based awards	(2,274)	(3,543)	(21,637)	(12,891)
Repurchases of common stock	(39,965)	(19,155)	(39,965)	(34,947)
Excess tax benefits from stock-based awards	1,290	111	8,092	139
Credit facility origination costs	(4,120)	-	(4,120)	-
Foreign exchange impact on cash	(838)	(4,988)	368	(3,617)

Net change in cash and cash equivalents	(100,907)	(7,583)	28,557	(248,734)
Cash and cash equivalents, beginning of period	371,377	248,392	241,913	489,543
Cash and cash equivalents, end of period	$270,470	$240,809	$270,470	$240,809

(4)
The three and six months ended March 29, 2014 include $5 million and $17 million in restructuring payments, respectively. The three and six months ended March 30, 2013 include $13 million and $23 million in restructuring payments, respectively.

(5)
We acquired ThingWorx on December 30, 2013 for $112 million (net of cash acquired) which was funded with $110 million borrowed under our revolving credit facility. We borrowed the funds in Q1'14 in contemplation of the acquisition closing. We acquired Servigistics on October 2, 2012 for $222 million (net of cash acquired) which was funded with $230 million borrowed under our revolving credit facility. We borrowed the funds in Q4'12 in contemplation of the acquisition closing.